NEWS

GLOBALSTAR ANNOUNCES SECOND QUARTER 2013 RESULTS

•	Total second quarter 2013 revenue of $19.8 million compared to $20.0 million in 2012; service revenue increased 9%
•	Duplex ARPU increased 27% to $21.29 during second quarter of 2013
•	5.75% Notes refinancing completed; amended and restated COFACE Facility signed
•	SPOT Global Phone and SPOT Gen3™ successfully released to retail distribution
•	Duplex service coverage improved significantly; final second-generation satellite to be placed into service later this month

Covington, LA. — (August 13, 2013) – Globalstar, Inc. (OTCBB: GSAT) today announced its financial results for the three-month period ended June 30, 2013.

SECOND QUARTER FINANCIAL REVIEW

Jay Monroe, Chairman and CEO of Globalstar, commented, “Globalstar’s progress toward our 2013 operating objectives continued during the second quarter. The critical drivers of our business are beginning to come together as ARPU and network usage have surged while we continue to strategically invest in the development and roll-out of our innovative product set. As we begin to receive the financial benefits of our second-generation constellation, government and enterprise customers are returning in greater numbers, driving growth in our core Duplex performance metrics – minutes of use grew 41% from second quarter 2012, the largest percentage increase since 2006, gross subscriber additions more than doubled in the quarter and we experienced an increase in revenue-generating Duplex subscribers on a consecutive basis for the first time in three years – confirming our expectation of accelerating growth during the second half of the year. On the new product front, SPOT Global Phone, our new consumer focused voice and data product, was released in May to positive reviews, leveraging our retail distribution base. SPOT Gen3™, the next-generation personal tracking device that is the flagship of our SPOT family, was released in July and is off to a promising start.”

Revenue

Revenue was $19.8 million for the second quarter of 2013 compared to $20.0 million for the second quarter of 2012. Although service revenue increased in the quarter, equipment revenue was adversely affected by a delay in the release of SPOT Gen3™ associated with product testing and final certification.

Service revenue was $15.4 million for the second quarter of 2013 compared to $14.2 million for the second quarter of 2012, an increase of $1.2 million, or 9%. The primary driver of this increase was growth in Duplex revenue, which increased $0.9 million, or 19%. The growth in Duplex service revenue was due primarily to recent new subscriber additions and the migration of subscribers to higher rate plans that reflect improved network performance and usage. These factors drove an increase in Duplex ARPU of 27% to $21.29. Average Duplex subscribers decreased 6% from the second quarter of 2012 reflecting churn associated with rate plan migration instituted this year, offset partly by accelerating net subscriber additions in the quarter. Second quarter 2013 service revenue growth was driven to a lesser extent by SPOT revenue, which increased $0.4 million, or 6%, as ARPU and revenue-generating subscribers increased. SPOT ARPU increased 8% to $10.69 due to the deactivation of non-revenue generating subscribers beginning in the first quarter of 2013. As previously announced, the Company initiated a process to deactivate certain suspended subscribers in its subscriber base beginning in 2013; 36,000 subscribers were deactivated during the first quarter. In comparison, if these suspended subscribers were excluded from the 2012 subscriber count, average subscribers for the second quarter of 2013 would have increased. Simplex service revenue also increased $0.3 million, or 21%, due to a 29% increase in the average subscriber base.

Subscriber equipment sales of $4.4 million decreased 24% in the second quarter of 2013 from the second quarter of 2012. Duplex equipment sales increased $1.2 million, more than tripling from the second quarter of 2012. Duplex units sold increased during the quarter, which included the successful introduction of the SPOT Global Phone. Comparing the second quarter of 2013 to the same period in 2012, Simplex equipment sales decreased $1.6 million, or 55%, and SPOT equipment sales decreased $0.8 million, or 45%. Both decreases were due to high volume sales in the second quarter of 2012 that did not recur in 2013. Additionally, in anticipation of the release of SPOT Gen3™, sales of our SPOT2 product slowed in our consumer market channels during the first half of 2013; the Company expects this new product to increase equipment sales in future periods.

Net Loss

The Company reported a net loss of $126.3 million for the second quarter of 2013 compared to $27.5 million for the second quarter of 2012. Increased net loss was due primarily to the recognition of a non-cash loss on extinguishment of debt of $47.2 million and a non-cash loss on future equity issuances of $14.0 million, both resulting from transactions executed in connection with the refinancing of the Company’s 5.75% Notes in May 2013. The increased net loss was also due to the impact of non-cash derivative gains and losses in the respective quarters, higher interest expense as the amount of interest being capitalized decreases and higher depreciation expense as the Company placed additional satellites into service.

Adjusted EBITDA

Adjusted EBITDA was $2.9 million for the second quarter of 2013 and 2012, respectively, due to a $0.2 million decrease in total revenue offset by a $0.2 million decrease in total operating expenses (excluding EBITDA adjustments).

FINANCING UPDATE

During the second quarter, Globalstar successfully completed the refinancing of its 5.75% Convertible Senior Unsecured Notes.

In July 2013, Globalstar announced the signing of a Global Deed of Amendment and Restatement of its COFACE Facility Agreement. Closing of the COFACE Facility Agreement requires satisfaction of conditions precedent, which the Company expects will be met in the near future.

OPERATIONAL AND REGULATORY UPDATE

Second-Generation Constellation

•	As previously announced, all satellites launched on February 6, 2013 have successfully completed in-orbit testing. The placing of these satellites into commercial service has proceeded on schedule; two additional satellites went into service in May and another in June. The final satellite is on track to be in service by the end of the month, marking the completion of the second-generation constellation.

Regulatory Reform for Terrestrial Spectrum Authority

•	As a reminder, in January 2013, Globalstar filed with the Federal Communications Commission (the “FCC”) its responses to all comments received with regard to its November 13, 2012 Petition for Rulemaking asking the FCC for the regulatory flexibility necessary to use the Company’s licensed MSS spectrum terrestrially to support mobile broadband applications throughout the United States.
•	On June 20, Globalstar met in person with FCC Chairwoman Clyburn to present the case for its Petition.
•	Globalstar expects the FCC to act on its Petition in the near future.

Mr. Monroe concluded, “In just two weeks, the final satellite of our second-generation constellation is scheduled to be placed into service, fully restoring the service capability of our Duplex growth engine. To support the return of our Duplex service and our slate of new products, we are putting more muscle behind our marketing efforts, balancing these investments with continued stringent operational discipline to maximize our revenue and EBITDA generation for the remainder of the year while building momentum heading into 2014. With superior service quality, feature-rich products and pricing that provides significant cost savings over our competitors’ offerings, Globalstar is tapping a broader addressable market and offering a compelling value proposition to our customers. In addition, we believe we have made substantial progress at the FCC with our petition to obtain terrestrial authority to utilize our spectrum for terrestrial mobile broadband services and expect the FCC to release our requested notice of proposed rulemaking in the near future. Globalstar’s Terrestrial Low Power Service is the only near-term solution to the increasing congestion being experienced in the public Wi-Fi bands and we are hopeful for a decision from the FCC before the end of the year.”

CONFERENCE CALL

The Company will conduct an investor conference call today at 5:00pm EDT to discuss second quarter 2013 financial results.

Details are as follows:
Conference Call:	5:00pm EDT Dial: 1 (877) 261-8990 (US and Canada), 1 (847) 619-6441 (International) and participant pass code 35393899
Audio Replay:	A replay of the earnings call will be available for a limited time and can be heard after 7:30 p.m. EDT on August 20, 2013. Dial: 1 (888) 843-7419 (U.S. and Canada), 1 (630) 652-3042 (International) and pass code 3539 3899#

* * * * * *

About Globalstar, Inc. Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, flexible airtime service packages and the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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Investor contact information:

LHA

Jody Burfening/Carolyn Capaccio

(212) 838-3777

ccapaccio@lhai.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to actions by the FCC, the closing of the amendment and restatement of our senior credit facility, future increases in our revenue and profitability and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2013	2012
Revenue:
Service revenues	$15,409	$14,150
Subscriber equipment sales	4,426	5,831
Total revenue	19,835	19,981
Operating expenses:
Cost of services (exclusive of depreciation, amortization, and accretion show n separately below )	7,205	7,542
Cost of subscriber equipment sales	3,587	3,701
Cost of subscriber equipment sales - reduction in the value of inventory	-	49
Marketing, general, and administrative	6,577	7,018
Reduction in the value of long-lived assets	-	7,139
Contract termination charge	-	22,048
Depreciation, amortization, and accretion	22,067	15,888
Total operating expenses	39,436	63,385
Loss from operations	(19,601)	(43,404)
Other income (expense):
Loss on extinguishment of debt	(47,240)	-
Loss on future equity issuance	(13,969)	-
Interest income and expense, net of amounts capitalized	(15,216)	(3,781)
Derivative gain (loss)	(29,903)	20,432
Other	(224)	(632)
Total other expense	(106,552)	16,019
Loss before income taxes	(126,153)	(27,385)
Income tax expense	119	148
Net loss	$(126,272)	$(27,533)

Loss per common share:
Basic	$(0.25)	$(0.07)
Diluted	(0.25)	(0.07)

Weighted-average shares outstanding
Basic	496,169	379,433
Diluted	496,169	379,433

GLOBALSTAR, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(Dollars in thousands)

(unaudited)

	Three Months Ended June 30,
	2013	2012

Net loss	$(126,272)	$(27,533)

Interest income and expense, net	15,216	3,781
Derivative (gain) loss	29,903	(20,432)
Income tax expense	119	148
Depreciation, amortization, and accretion	22,067	15,888
EBITDA	(58,967)	(28,148)

Reduction in the value of long-lived assets and inventory	-	7,188
Non-cash compensation	335	320
Research and development	125	55
Severance	-	21
Foreign exchange and other	224	632
Thales arbitration expenses	-	774
Contract termination charge	-	22,048
Loss on extinguishment of debt	47,240	-
Loss on future equity issuance	13,969	-
Adjusted EBITDA (1)	$2,926	$2,890

(1)	EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new consumer products, and certain other significant charges. Management uses Adjusted EBITDA in order to manage the Company’s business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income. These terms, as defined by us, may not be comparable to a similarly titled measures used by other companies.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the Company believes it best reflects changes across time in the Company’s performance, including the effects of pricing, cost control and other operational decisions. The Company’s management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget. The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company’s operations. Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company’s operating performance has material limitations. Because of these limitations, the Company’s management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.

SCHEDULE OF SELECTED OPERATING METRICS

(Dollars in thousands, except subscriber and ARPU data)

(unaudited)

	Three Months Ended June 30,
	2013		2012
	Service	Equipment	Service	Equipment
Revenue
Duplex	$5,363	$1,923	$4,490	$682
SPOT	6,853	938	6,496	1,727
Simplex	1,634	1,346	1,354	2,992
IGO	256	179	195	285
Other	1,303	40	1,615	145
	$15,409	$4,426	$14,150	$5,831

Average Subscribers
Duplex	83,974		89,433
SPOT	213,788		218,522
Simplex	201,834		156,519
IGO	40,360		42,325

ARPU (1)
Duplex	$21.29		$16.74
SPOT	10.69		9.91
Simplex	2.70		2.88
IGO	2.11		1.54

(1)	Average monthly revenue per user (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per user as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company’s industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of income. The Company believes that average monthly revenue per unit provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.